Exhibit 10.2

NON-QUALIFIED STOCK OPTION AWARD AGREEMENT

THIS NON-QUALIFIED STOCK OPTION AWARD AGREEMENT (the “Agreement”) is made as of August 29, 2016 (the “Grant Date”), between Altisource Portfolio Solutions S.A., a Luxembourg société anonyme (“Altisource” and, together with its subsidiaries and affiliates, the “Company”), and Vivek Bhandari, an employee of the Company (the “Employee”).

WHEREAS, the Company desires, by affording the Employee an opportunity to purchase shares of its common stock, par value $1.00 per share (“Shares”), to further the objectives of the Company’s 2009 Equity Incentive Plan (the “2009 Plan”).

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, and intending to be legally bound hereby, the parties hereto have agreed, and do hereby agree, as follows:

1.	OPTION GRANT

The Company hereby grants to the Employee, pursuant to and subject to the 2009 Plan, the right and option to purchase all or any part of an aggregate 7,500 Shares from the Company for a purchase price of $32.64 per share (the “Strike Price”), on the terms and conditions set forth in this Agreement (the “Options”).

2.	OPTION TERM

The term of the Options shall begin on the Grant Date and will continue for a period of ten (10) years from the Grant Date or, for the Ordinary Performance-Based Options and Extraordinary Performance-Based Options, a period of three (3) years after the commencement of vesting, whichever is longer, except as provided in Section 5 below. To the extent the Ordinary Performance-Based Options or Extraordinary Performance-Based Options do not commence vesting on or before ten (10) years from the Grant Date, they will terminate.

3.	VESTING OF OPTIONS

A.	Vesting Schedule

(1)
Time-Based Vesting. Subject to the provisions of Sections 5 and 6 below, fifty percent (50%) of the Options (the “Time-Based Options”) shall vest in three (3) equal annual increments, as follows. One-third (1/3) of the Time-Based Options shall vest on each anniversary of the date of this Agreement commencing on the first anniversary of this Agreement and continuing until all Time-Based Options are vested.

(2)
Performance-Based Vesting. Fifty percent (50%) of the Options shall be performance awards pursuant to Section 6.04 of the 2009 Plan (the “Performance-Based Options”) and shall vest based on the achievement of the following performance criteria as follows, subject in each case to the provisions of Sections 5 and 6 below.

(a)
Ordinary Performance-Based Vesting. Two-thirds (2/3) of the Performance-Based Options (the “Ordinary Performance-Based Options”) shall vest in three (3) equal annual increments, as follows. One-third (1/3) of the Ordinary Performance-Based Options shall vest on the date as of which both of the following performance criteria have been met: (x) the per share price of the Shares at any time from the date of this Agreement equals or exceeds two times the Strike Price, and (y) investors achieve a 20% Annualized Rate of Return from the date of this Agreement based on the Strike Price. Thereafter, one-third (1/3) of the Ordinary Performance-Based Options shall automatically vest on each of the consecutive two (2) anniversaries of the date of such initial vesting.

(b)
Extraordinary Performance-Based Vesting. One-third (1/3) of the Performance-Based Options (the “Extraordinary Performance-Based Options”) shall vest in three (3) equal annual increments, as follows. One- third (1/3) of the Extraordinary Performance-Based Options shall vest on the date as of which both of the following extraordinary performance criteria have been met: (x) the per share price of the Shares at any time from the date of this Agreement equals or exceeds three times the Strike Price, and (y) investors achieve a 25% Annualized Rate of Return from the date of this Agreement based on the Strike Price. Thereafter, one-third (1/3) of the Extraordinary Performance-Based Options shall automatically vest on each of the consecutive two (2) anniversaries of the date of such initial vesting.

For the avoidance of doubt, the requisite ordinary performance and/or extraordinary performance criteria provided in clauses (x) and (y) of Section 3, Subsections A(2)(a) and A(2)(b) above, once satisfied for the initial vesting of the Ordinary Performance-Based Options and/or the Extraordinary Performance-Based Options, respectively, do not need to continue to be satisfied for vesting of the same on the subsequent two (2) anniversaries of such initial vesting.

B.	Accelerated Vesting

Notwithstanding the vesting schedule provided in Section 3, Subsection A above:

(1)
If the Employee’s employment is terminated by reason of (a) death or Disability or (b) Retirement, then the Time-Based Options shall vest and shall become immediately exercisable in full on the date of such termination; provided, however, that the Employee’s right to such accelerated vesting is subject to the requirement that the Employee has been employed with the Company for a period of at least two (2) years on the date of death or Disability, or three (3) years on the date of Retirement, unless otherwise determined by the Company in its sole discretion.

(2)
If the Employee’s employment is terminated by reason of death or Disability, then the Ordinary Performance-Based Options and the Extraordinary Performance-Based Options shall remain outstanding, subject to vesting only upon satisfaction of the respective criteria for the vesting of such options set forth in Section 3, Subsection A above; provided, however, that the Employee’s right to such continued vesting is subject to the requirement that the Employee has been employed with the Company for a period of at least two (2) years on the date of death or Disability, unless otherwise determined by the Company in its sole discretion.

C.	General

The Employee shall have none of the rights of a stockholder with respect to any of the Shares subject to the Options until such Shares shall be issued in the Employee’s name or the name of the Employee’s designee following the exercise of the Options.

4.	METHOD OF OPTION EXERCISE

A.
Subject to the terms and conditions of this Agreement, the Options may be exercised by written notice to the Company at its executive offices to the attention of the Corporate Secretary of the Company (the “Secretary”). Such notice shall state the election to exercise the Options, shall state the number of shares in respect of which it is being exercised (the “Purchased Shares”) and shall be signed by the person or persons so exercising the Options. In no case may the Options be exercised as to less than fifty (50) Shares at any one time (or the remaining Shares then purchasable under the Options, if less than fifty (50) Shares) or for a fractional Share. Except as provided in Section 5 below, the Options may not be exercised unless the Employee shall, at the time of the exercise, be an employee of the Company. During the Employee’s lifetime, only the Employee or the Employee’s guardian or legal representative may exercise the Options.

B.
Such notice shall be accompanied by (i) a personal check payable to the order of the Company for payment of the full purchase price of the Purchased Shares, (ii) delivery to the Company of the number of Shares duly endorsed for transfer and owned by the Employee that have an aggregate Fair Market Value equal to the aggregate purchase price of the Purchased Shares or (iii) payment therefor made in such other manner as may be acceptable to the Company on such terms as may be determined by the Compensation Committee of the Board of Directors (the “Committee”). “Fair Market Value” shall have the meaning given to that term in the 2009 Plan. In addition to and at the time of payment of the purchase price, the person exercising the Options shall pay to the Company the full amount of any federal and state withholding or other taxes applicable to the taxable income of such person resulting from such exercise in cash unless the Committee in its sole discretion shall permit such taxes to be paid in Shares. Such payment may also be made in the form of payroll withholding, at the election of the option holder. The Company shall issue the Shares of the said Purchased Shares as soon as practicable after receipt of the notice and all required payments by the person or persons exercising the Options as provided in Section 4, Subsection A above. Unless the person or persons exercising the Options shall otherwise direct the Company in writing, such Shares shall be registered in the name of the person or persons so exercising the Options and shall be delivered as aforesaid to or upon the written order of the person or persons exercising the Options.

C.
In the event the Options shall be exercised, pursuant to Sections 3 and 5 hereof, by any person or persons other than the Employee, such notice shall be accompanied by appropriate proof of the derivative right of such person or persons to exercise the Options.

D.
The date of exercise of the Options shall be the date on which the notice, the documents and all payments required under this Section 4 are received by or arranged with the Secretary. If such notice is received after the market closes, the following trading day will be considered the date of exercise. All Shares that shall be purchased upon the exercise of the Options as provided herein shall be fully paid and non-assessable.

E.
The Company may require the Employee to exercise the Options electronically through the Shareworks system or any other online system pursuant to the procedures set forth therein as determined by the Company in its sole discretion.

F.	The Company may amend the procedures set forth in Section 4, Subsections A through E in its sole discretion.

5.	TERMINATION OF OPTIONS

The Options may not be exercised to any extent after termination of the Options in one of the ways, whichever first occurs, set forth below in this Section 5.

A.	The Options shall terminate upon the exercise of such Options in the manner provided in this Agreement and the 2009 Plan, whether or not the Shares are ultimately delivered.

B.
Except as may otherwise be provided in Section 5, Subsection C below for the earlier termination of the Options, the Options and all rights and obligations thereunder shall expire ten (10) years after the Grant Date; provided, however, that in the event that the applicable ordinary performance and/or extraordinary performance conditions are achieved prior to the tenth anniversary of the Grant Date, the Ordinary Performance-Based Options and the Extraordinary Performance-Based Options shall terminate on the earlier to occur of: (1) the third anniversary of the date the relevant performance criteria are achieved, or (2) the tenth anniversary of the Grant Date. For the avoidance of doubt, the achievement of performance conditions for the Performance-Based Options only will not extend the life of the Extraordinary Performance-Based Options beyond the tenth anniversary of the date of this Agreement. For the further avoidance of doubt, in the event of an employment termination described in Section 5, Subsection C below, all Options shall terminate on the dates detailed in Section 5, Subsection C, regardless of whether ordinary performance conditions or extraordinary performance conditions have been achieved.

C.	If, prior to exercise, expiration, surrender or cancellation of the Options, the Employee’s employment terminates, the Options shall terminate in accordance with the 2009 Plan except as follows:

(1)
by reason of Disability, then the Options shall terminate not later than (a) five (5) years after the date of such termination of employment or (b) the end of the Option’s term, whichever occurs first. In the event of the death of the Employee after such termination of employment, the Options shall terminate on the earlier to occur of: (i) three (3) years after the date of the Employee’s death; or (ii) the end of the Option’s term, during which period the Options may be exercised by the person or persons to whom the Employee’s rights shall pass by will or by the applicable laws of descent or distribution.

(2)
by reason of death, then the Options shall terminate no later than (a) three (3) years after the date of the Employee’s death or (b) the end of the Option’s term, whichever occurs first, during which period the Options may be exercised at any time by the person or persons to whom the Employee’s rights shall pass by will or by the applicable laws of descent or distribution.

(3)	by reason of termination of employment by the Company for Cause, then all Options shall terminate on such date of termination of employment.

(4)
by reason of termination of employment by the Employee (subject to Section 5, Subsection C(5) below with respect to Retirement), then all unvested Options shall terminate on such date of termination of employment and all vested Options shall terminate on the date that is six (6) months after the date of such termination of employment.

(5)
by reason of termination of employment by the Company without Cause or Retirement of the Employee, then if the respective performance criteria for Ordinary Performance-Based Options or Extraordinary Performance-Based Options have been satisfied on or prior to the ninety (90) day anniversary of the date of such termination of employment, such Ordinary Performance-Based Options or Extraordinary Performance-Based Options, as applicable, shall terminate on the later of (x) the six (6) month anniversary of the date such Option vests, or (y) the six (6) month anniversary of the date of such termination of employment, and (ii) if the respective performance criteria for such Ordinary Performance-Based Options or Extraordinary Performance-Based Options have not been satisfied on or prior to the ninety (90) day anniversary of the date of such termination of employment, such Ordinary Performance-Based Options or Extraordinary Performance-Based Options, as applicable, shall terminate on the ninety (90) day anniversary of the date of termination of employment. Notwithstanding the foregoing, if the respective performance criteria for the Ordinary Performance-Based Options or the Extraordinary Performance Based Options have been satisfied on or prior to the ninety (90) day anniversary of the date of such termination of employment, the Company will have the right in its sole discretion to require the Employee to exercise all or part of such Ordinary Performance-Based Options or such Extraordinary Performance-Based Options at any time. For the avoidance of doubt, in no event shall this Section 5, Subsection C(4) extend the life of the Options beyond the Option term as set forth in Section 2 of this Agreement.

D.
The Employee’s right to retain any Options following termination of employment under this Section 5 is subject in all cases to the requirement that the Employee has been employed with the Company for a period of at least two (2) years on the date of such termination of employment, or three (3) years in the case of Retirement, unless otherwise determined by the Company in its sole discretion.

6.	CONDITIONS UPON TERMINATION OF EMPLOYMENT

A.
For a period of two (2) years following the Employee’s departure from the Company, the Employee shall not (A) engage, either directly or indirectly, in any manner or capacity as advisor, principal, agent, partner, officer, director, employee, member of any association or otherwise, in any business or activity which is at the time competitive with any business or activity conducted by the Company, (B) solicit, directly or indirectly, any employee of the Company to leave the employ of the Company for employment, hire or engagement as an independent contractor elsewhere, (C) in any way interfere with the relationship between any customer, supplier, licensee or business relation of the Company or (D) share, reveal or utilize any Confidential Information of the Company except as otherwise expressly permitted by Company.

B.
For a period of two (2) years following the Employee’s departure from the Company, the Employee shall be available at reasonable times for consultations at the request of the Company’s management with respect to phases of the business with which the Employee was actively connected during the Employee’s employment, but such consultations shall not be required to be performed during usual vacation periods or periods of illness or other incapacity or without reasonable compensation and cost reimbursement.

C.
The Employee acknowledges that the Company would not have awarded the Options granted to the Employee under this Agreement absent the Employee’s agreement to be bound by the covenants made in this Section 6.

D.
In the event that the Employee fails to comply with any of the promises made in this Section 6, then in addition to and not in limitation of any and all other remedies available to the Company at law or in equity (a) the Options, to the extent then unexercised, whether vested or unvested, will be immediately forfeited and cancelled and (b) the Employee will be required to immediately deliver to the Company an amount (in cash or in Shares) equal to the market value (on the date of exercise) of any Shares acquired on exercise of the Options less the exercise price paid for such Shares (the “Share Value”) to the extent such Shares were acquired by the Employee upon exercise of the Options at any time from 180 days prior to the earlier of (i) the date of termination of employment or (ii) the date the Employee fails to comply with any promise made in this Section 6, to 180 days after the date when the Company learns that the Employee has not complied with any such promise. The Employee will deliver such Share Value amount (either in cash or in Shares) to the Company on such terms and conditions as may be required by the Company. The Company will be entitled to enforce this repayment obligation by all legal means available, including, without limitation, to set off the Share Value amount and any other damage amount against any amount that might be owed to the Employee by the Company.

E.
The Employee further acknowledges that in the event that the covenants made in this Section 6 are not fulfilled, the damage to the Company would be irreparable. The Company, in addition to any other remedies available to it, including, without limitation, the remedies set forth in Sections 6, Subsection (D) above, shall be entitled to injunctive relief against the Employee’s breach or threatened breach of said covenants.

F.	Any determination by the Board of Directors with regard to Section 6, Subsections (D) and (E) shall be conclusive.

7.	ADJUSTMENT UPON CHANGES IN STOCK; CHANGE OF CONTROL/RESTRUCTURING EVENT

A.	Except to the extent governed by Section 7, Subsection (B) below, if there shall be any change in the Shares subject to the Options granted hereunder, through merger, consolidation, reorganization,

recapitalization, stock dividend, stock split, spin off of one or more subsidiaries or other change in the corporate structure, appropriate adjustments shall be made by the Board of Directors in its discretion (or if the Company is not the surviving company in any such transaction, the Board of Directors of the surviving company – with the Board of Directors of the Company and the surviving company collectively referred to in this Section 7 as the “Board”) in the aggregate number and kind of shares subject to the 2009 Plan and the number and kind of shares and the price per share subject to the Options. Further, the Board shall adjust the ordinary performance conditions and extraordinary performance conditions as appropriate to avoid inequitable dilution or enlargement of award values or rights in connection with such a corporate transaction or restructuring. Without limiting the generality of the foregoing, in the event of a restructuring or transaction resulting in some or all of the Company’s Shares being convertible into equity of a separate company, the Board shall have the authority to replace outstanding Options with any one or more of the following: (A) adjusted options of the Company; (B) adjusted options on the equity of the separate company; and (C) a combination of adjusted options on the shares of both the Company and the separate company, all as the Board sees as equitable. In the event of any such option adjustment and/or conversion, the Board shall attempt to reasonably approximate the aggregate value of the Employee’s outstanding Options under this Agreement. For the avoidance of doubt, in the event Employee remains employed with the separate company that results from a restructuring or transaction covered by this Section 7, for purposes of this Agreement, the Employee will be deemed to remain employed as if the Employee continued employment with the Company such that the employment termination provisions applicable to Options shall not be invoked unless and until the Employee’s employment with such separate company shall terminate.

B.
If a Change of Control/Restructuring Event occurs, the acquiring person or entity shall have the right to cancel the Options in exchange for a payment equal to the then intrinsic value of the Options as determined by the Board, effective as of the Change of Control/Restructuring Date, or to allow the Options to continue in full force and effect in accordance with the terms hereof. If the Options are to remain in place following such Change of Control/Restructuring Event, the Board shall have the right in its discretion to make appropriate adjustments in the aggregate number and kind of Shares and the price per Share subject to the Options. Further, the Board shall adjust the ordinary performance conditions and extraordinary performance conditions as appropriate to avoid inequitable dilution or enlargement of award values or rights in connection with such Change of Control/Restructuring Event. Such discretions shall include the authority to replace outstanding Options with any one or more of the following: (a) adjusted options of the Company; (b) adjusted options on the equity of any separate company surviving such Change of Control/Restructuring event; and (c) a combination of adjusted options on the shares of both the Company and the separate company, as such Board sees as equitable. In the event of any such option adjustment and/or conversion, such Board shall attempt to reasonably approximate the aggregate value of the Employee’s outstanding Options under this Agreement.

C.
The 2009 Plan and Agreement and the awards granted hereunder shall not affect the right of the Company to reclassify, recapitalize, issue equity or otherwise change its capital or debt structure or to merge, consolidate, convey any or all of its assets, dissolve, liquidate, wind up or otherwise reorganize. The Board of Directors shall have the discretion to make adjustments to the awards made hereunder to reflect any changes that the Board of Directors deems appropriate as a result of any sale, an IPO, business combination, acquisition, recapitalization, reclassification, merger, consolidation, reorganization, stock dividend, stock split, spin off of one or more divisions or subsidiaries, a “going private” transaction (which shall mean any transaction that results in the occurrence of any of the following events: (i) Altisource’s common stock is no longer listed on any national securities exchange or quoted on the Nasdaq National Market or other securities quotation system; (ii) Altisource is no longer subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act; or (iii) Altisource becomes subject to Rule 13e-3 under the Exchange Act) or similar transaction affecting the awards. Upon the occurrence of any such events, the Board of Directors may make appropriate adjustments to the awards made hereunder to avoid inequitable dilution or enlargement of award values or rights in connection with any such event (as determined by the Board of Directors in its sole discretion based on any facts and circumstances it considers relevant). For the avoidance of doubt, the awards are subject to the dilutive impact of equity issuances (including an IPO) or other costs of capital made in connection with acquisitions or capital raises.

8.	NON-TRANSFERABILITY OF OPTIONS

The Options shall not be transferable otherwise than by will or by the applicable laws of descent and distribution. More particularly (but without limiting the generality of the foregoing), the Options may not be assigned, transferred (except as aforesaid), pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Options contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Options, shall be null and void and without effect.

9.	PAYMENT OF EXPENSES AND COMPLIANCE WITH LAWS

The Company shall at all times during the term of the Options reserve and keep available such number of Shares as will be sufficient to satisfy the requirements of this Agreement, shall pay all original issue and/or transfer taxes with respect to the issue and/or transfer of Shares pursuant hereto and all other fees and expenses necessarily incurred by the Company in connection therewith and will from time to time use its best efforts to comply with all laws and regulations which, in the opinion of counsel for the Company, shall be applicable thereto.

10.	DEFINITIONS

A.
As used herein, the term “Annualized Rate of Return” shall be determined as a function of the Corporation’s stock price appreciation and dividends and other distributions over the Strike Price. For this purpose, dividends and other distributions shall be deemed reinvested in stock of the Company on the date such dividends and distributions are paid to shareholders. The Committee shall make all determinations of Annualized Rate of Return under this Agreement at its sole discretion.

B.
As used herein, the term “Cause” shall mean, as reasonably determined by the Board of Directors (excluding the Employee, if the Employee is then a member of the Board of Directors) either (i) any willful or grossly negligent conduct (including but not limited to fraud or embezzlement) committed by the Employee in connection with the Employee’s employment by the Company which conduct in the reasonable determination of the Board of Directors has had or will have a material detrimental effect on the Company’s business or (ii) the Employee’s conviction of, or entering into a plea of nolo contendere to, a felony involving fraud or embezzlement, whether or not committed in the course of the Employee’s employment with the Company.

C.
As used herein, “Change of Control/Restructuring Date” shall mean either the date (i) which includes the “closing” of the transaction which makes a Change of Control/Restructuring Event effective if the Change of Control/Restructuring Event is made effective through a transaction which has a “closing” or (ii) a Change of Control/Restructuring Event is reported in accordance with applicable law as effective to the Securities and Exchange Commission if the Change of Control/Restructuring Event is made effective other than through a transaction which has a “closing.”

D.
As used herein, a “Change of Control/Restructuring Event” shall mean (i) the acquisition by any person or entity, or two or more persons and/or entities acting in concert, of beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), of outstanding shares of voting stock of the Company at any time if after giving effect to such acquisition, and as a result of such acquisition, such person(s) or entity(ies) own more than fifty percent (50%) of such outstanding voting stock, (ii) the sale in one or more transactions of substantially all of the Company’s assets to any person or entity, or two or more persons and/or entities acting in concert, or (iii) the merger, consolidation or similar transaction resulting in a reduction of the interest in the Company’s stock of the pre-transaction stockholders to less than fifty percent (50%) of the post-transaction ownership. To the extent the Employee’s employment agreement conflicts with the Change of Control/Restructuring Event definition set forth in the immediately preceding sentence, the Employee’s employment agreement will govern.

E.
As used herein, the term “Confidential Information” shall mean all information relating to Company, including any of its subsidiaries, customers, vendors, and affiliates, of any kind whatsoever; know-how; experience; expertise; business plans; ways of doing business; business results or prospects; financial books, data and plans; pricing; supplier information and agreements; investor or lender data and information; business processes (whether or not the subject of a patent), computer software and specifications therefore; leases; and any and all agreements entered into by Company or its affiliates and any information contained therein; database mining and marketing; customer relationship management programs; any technical, operating, design, economic, client, customer, consultant, consumer or collector related data and information, marketing strategies or initiatives and plans which at the time or times concerned is either capable of protection as a trade secret or is considered to be of a confidential nature regardless of form. Confidential Information shall not include: (i) information that is or becomes generally available to the public other than as a result of a disclosure in breach of this Agreement, (ii) information that was available on a non-confidential basis prior to the date hereof or becomes available from a person other than the Company who was not otherwise bound by confidentiality obligations to the Company and was not otherwise prohibited from disclosing the information or (iii) Confidential Information that is required by law to be disclosed, in which case, Employee will provide the Company with notice of such obligation immediately to allow the Company to seek such intervention as it may deem appropriate to prevent such disclosure including and not limited to initiating legal or administrative proceedings prior to disclosure.

F.
As used herein, the term “Disability” shall mean a physical or mental impairment which, as reasonably determined by the Board of Directors, renders the Employee unable to perform the essential functions of his employment with the Company, even with reasonable accommodation that does not impose an undue hardship on the Company, for more than one hundred and eighty (180) days in any twelve (12) month period, unless a longer period is required by federal or state law, in which case that longer period would apply.

G.
As used herein, the term “Retirement” shall mean termination (other than by reason of death or Disability) of the Employee’s employment with the Company or one of its subsidiaries pursuant to and in accordance with a plan or program of the Company or subsidiary applicable to the Employee provided, however, that for purposes of this Agreement only, the Employee must have attained the age of sixty (60) and been an employee of the Company for not less than three (3) years as of the date of termination of employment by reason of Retirement.

11.	AMENDMENT

In the event that the Board of Directors shall amend the 2009 Plan under the provisions of Section 9 of the 2009 Plan and such amendment shall modify or otherwise affect the subject matter of this Agreement, this Agreement shall, to that extent, be deemed to be amended by such amendment to the 2009 Plan. The Company shall notify the Employee in writing of any such amendment to the 2009 Plan and this Agreement as soon as practicable after its approval. Notwithstanding any other provision of this Agreement or the 2009 Plan, the Employee’s Options under this Agreement may not be amended in a way that materially diminishes the value of the Options without the Employee’s consent to the amendment.

12.	CONSTRUCTION

In the event of any conflict between the 2009 Plan and this Agreement, the provisions of the 2009 Plan shall control. This Agreement shall be governed in all respects by the laws of the State of Georgia. No provision of this Agreement shall limit in any way whatsoever any right that the Company may otherwise have to terminate the employment of the Employee at any time.

If any provision of this Agreement is held to be unenforceable, then this provision will be deemed amended to the extent necessary to render the otherwise unenforceable provision, and the rest of the Agreement, valid and enforceable. If a court declines to amend this Agreement as provided herein, the invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

13.	ENTIRE AGREEMENT

This Agreement constitutes the entire agreement between the Company and the Employee and supersedes all other discussions, correspondence, representations, understandings and agreements between the parties, with respect to the subject matter hereof.

14.	HEADINGS

The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed a part hereof.

15.	CONFIRMING INFORMATION

By accepting this Agreement, either through electronic means or by providing a signed copy, the Employee (i) acknowledges and confirms that the Employee has read and understood the 2009 Plan and the Agreement and (ii) acknowledges that acceptance through electronic means is equivalent to doing so by providing a signed copy.

[SIGNATURE PAGE FOLLOWS]

I hereby agree to and accept the terms of this Agreement. Employee _______________________________ Vivek Bhandari

Altisource Portfolio Solutions S.A. By: ___________________________ Name: William B. Shepro Title: Chief Executive Officer
Attested by: ____________________ Name: Kevin J. Wilcox Title: Chief Administration and Risk Officer